As Filed With the Securities and Exchange Commission
on January 2, 2003

Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRIGHT HORIZONS FAMILY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	62-1742957
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 Talcott Avenue South
Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

Bright Horizons Family Solutions, Inc.
401(k) Plan
(Full title of the plan)

Elizabeth J. Boland
Chief Financial Officer
Bright Horizons Family Solutions, Inc.
200 Talcott Avenue South
Watertown, Massachusetts 02472
(Name and address of agent for service)

(617) 673-8000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered (1)	share (2)	price (2)	registration fee

Common Stock	500,000 shares	$27.74	$13,870,000	$1,276.04

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of plan interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Estimated pursuant to paragraphs (c) and (h) of Rule 457 promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq National Market on December 26, 2002.

PART II
SIGNATURES
EXHIBIT INDEX

PART II

Item 3.	Incorporation of Documents by Reference

     The following documents filed by Bright Horizons Family Solutions, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”), are incorporated by reference in this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2001;

(2)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002;

(3)	The Registrant’s Current Report on Form 8-K dated May 24, 2002; and

(4)	The description of the Registrant’s Common Stock, par value $.01 per share, incorporated by reference in the Registrant’s Current Report on Form 8-K filed July 28, 1998 from the Registrant’s Registration Statement on Form S-4 (Registration No. 333-57035).

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 4.	Description of Securities.

     Inapplicable.

Item 5.	Interests of Experts and Counsel.

     Inapplicable.

Item 6.	Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) provides that a corporation may indemnify any of its directors or officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit or proceeding (civil, criminal, administrative or investigative) if such person acted in good faith, and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation. In actions brought by or in the right of the corporation the DGCL provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

     In cases where the director or officer is successful, on the merits or otherwise, in the defense of any action, suit, or proceeding (or claims or issues therein), the DGCL mandates that the corporation indemnify the director or officer against expenses actually and reasonably incurred in the proceeding. In other cases, the DGCL provides that indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper as such person has met the applicable standard of conduct as described above. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if such a quorum is not obtainable (or even if obtainable, a quorum of disinterested directors so directs), by independent legal counsel in a written opinion, or (4) by the stockholders of the corporation. Expenses incurred by an officer or director may be paid by the corporation in advance of the final disposition of the relevant action, suit or proceeding, if and to the extent such advance upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification by the corporation.

     Article IX of the Registrant’s Certificate of Incorporation (the “Certificate of Incorporation”) provides that the directors of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the DGCL. Additionally, Article X of the Certificate of Incorporation also provides that the Registrant shall indemnify any of its directors or officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit or proceeding (civil, criminal, administrative or investigative) if such person acted in good faith, and in a manner that such person reasonably believed to be in or not opposed to the best interests of the Registrant. The Certificate of Incorporation also provides that the Registrant shall not indemnify an officer or director seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim (or part thereof) initiated by the officer or director unless the initiation thereof was approved by the Board of Directors of the Registrant. In actions brought by or in the right of the corporation the Certificate of Incorporation provides that no indemnification may be made if the director or officer was adjudged to be liable to the Registrant, unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper. In cases where the director or officer is successful, on the merits or otherwise, in the defense of any action, suit, or proceeding (or claims or issues therein), the Certificate of Incorporation mandates that the Registrant indemnify the director or officer against expenses actually and reasonably incurred in the proceeding.

     The Registrant’s Amended and Restated Bylaws (the “Bylaws”) provide that the Registrant shall indemnify and hold harmless its officers and directors to the fullest extent permitted by the DGCL. Notwithstanding the preceding sentence, the Bylaws provide that the Registrant shall only indemnify an officer or director in connection with a suit or proceeding initiated by such officer or director if the proceeding was authorized by the Board of Directors of the Registrant. The Bylaws also provide that the Registrant shall pay all expenses (including attorneys’ fees) incurred by any of its officer or directors; provided, however, that, to the extent required by the DGCL, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such officer or director to repay all amounts advanced if it should be ultimately determined that the officer or director is not entitled to indemnification.

     The Registrant has in effect a directors’ and officers’ liability insurance policy providing coverage for certain liabilities of the Registrant’s officers and directors.

Item 7.	Exemption from Registration Claimed.

     None.

Item 8.	Exhibits

     See Exhibit Index and Item 9(d) below.

Item 9.	Undertakings

     (a)  The Registrant hereby undertakes:

     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent not more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

     (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b)  The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d)  The Registrant hereby undertakes that, in lieu of an opinion of counsel concerning compliance with the requirements of ERISA and an Internal Revenue Service (“IRS”) determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code (the “Code”), the Registrant has submitted or will submit the Plan and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Code.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts, on this 31st day of December, 2002.

BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

By:	/s/ Elizabeth J. Boland

Elizabeth J. Boland
Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Elizabeth J. Boland and Stephen I. Dreier, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David H. Lissy David H. Lissy	Director and Chief Executive Officer (Principal Executive Officer)	December 31, 2002

/s/ Elizabeth J. Boland Elizabeth J. Boland	Chief Financial Officer (Principal Financial and Accounting Officer)	December 31, 2002

/s/ Roger H. Brown Roger H. Brown	Director and Executive Chairman of the Board of Directors	December 31, 2002

/s/ Mary Ann Tocio Mary Ann Tocio	Director, President and Chief Operating Officer	December 31, 2002

/s/ Linda A. Mason Linda A. Mason	Director	December 31, 2002

/s/ Marguerite W. Sallee Marguerite W. Sallee	Director	December 31, 2002

/s/ Joshua Bekenstein Joshua Bekenstein	Director	December 31, 2002

/s/ JoAnne Brandes JoAnne Brandes	Director	December 31, 2002

/s/ William H. Donaldson William H. Donaldson	Director	December 31, 2002

/s/ E. Townes Duncan E. Townes Duncan	Director	December 31, 2002

/s/ Fred K. Foulkes Fred K. Foulkes	Director	December 31, 2002

/s/ Sara Lawrence-Lightfoot Sara Lawrence-Lightfoot	Director	December 31, 2002

/s/ Robert D. Lurie Robert D. Lurie	Director	December 31, 2002

/s/ Ian M. Rolland Ian M. Rolland	Director	December 31, 2002

The Plan.

     Pursuant to the requirements of the Securities Act, the Trustee, Investors Bank & Trust Company, of the Bright Horizons Family Solutions, Inc. 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 30, 2002.

BRIGHT HORIZONS FAMILY SOLUTIONS, INC. 401(K) PLAN

By: Investors Bank & Trust Company, Trustee

By:	/s/ John M. Vinagre

Title: Associate Counsel

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Incorporation (Incorporated by reference to the Registration Statement on Form S-4 filed on June 17, 1998 (Registration No. 333-57035))

4.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3 of the Quarterly Report on Form 10-Q filed on November 12, 1999)

4.3	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.3 of the Form 8-K filed on July 28, 1998)

23*	Consent of Arthur Andersen LLP omitted pursuant to Rule 437a

24	Power of Attorney (included on signature page of this Registration Statement)

•	After reasonable efforts, the Registrant has not been able to obtain the consent of Arthur Andersen to the incorporation into this Registration Statement on Form S-8, of their report with respect to the Registrant’s financial statements, which appeared in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 as filed with the Commission on April 1, 2002. Under these circumstances Rule 437a under the Securities Act of 1933, as amended (the “Securities Act”), permits this Registration Statement to be filed without the written consent from Arthur Andersen. Because Arthur Andersen has not consented to the incorporation by reference of their report into this Registration Statement, you will not be able to assert claims against Arthur Andersen under Section 11 of the Securities Act for any untrue statement of a material fact contained in the Registrant’s financial statements incorporated herein or any omissions to state a material fact required to be stated therein.